Exhibit 5



                     [Drinker Biddle & Reath LLP Letterhead]



                                                                  April 14, 1998



BetzDearborn Inc.
4636 Somerton Road
Trevose, Pennsylvania 19053-6783

     Re: BetzDearborn Inc.
         Registration Statement on Form S-3
         (Registration No. 333-47703)

Ladies and Gentlemen:

     We have acted as special counsel to BetzDearborn Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 333-47703), and the prospectus included therein (the "Prospectus"), relating to the proposed issuance of (i) debt securities of the Company (the "Debt Securities") pursuant to the Indenture (the "Indenture") to be entered into by the Company and The Bank of New York, as trustee (the "Trustee"), (ii) shares of common stock of the Company, par value $.10 per share (the "Common Stock"), (iii) shares of preferred stock of the Company, par value $.10 per share (the "Preferred Stock"), which may be issued in fractional interests of shares of Preferred Stock in the form of depositary shares and evidenced by depositary receipts as contemplated in the Registration Statement and (iv) warrants to purchase such securities of the Company as may be designated by the Company at the time of the offering (the "Warrants"), in each case in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, Common Stock, Preferred Stock and Warrants are collectively called the "Securities."

     All terms used herein have the meanings assigned to them in the Registration Statement unless otherwise defined herein.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such


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corporate records and other agreements, documents and instruments, and of such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

     In all cases, we have assumed the legal capacity of each natural person signing the Registration Statement and any other documents and instruments that we have examined, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

     As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company's management and upon certificates of public officials. Statements made herein "to the best of our knowledge" or with respect to matters "known to us" are based solely on information actually known to those attorneys currently practicing with this firm and engaged in the representation of the Company in connection with the registration of the Securities. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

     Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in our opinion:

     1. The Company is a corporation validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania.

     2. When (i) the issuance, execution and delivery by the Company of any of the Debt Securities shall have been duly authorized by all necessary corporate action of the Company and (ii) such Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Trustee and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement relating to such Debt Securities and the Indenture and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the terms of such Debt Securities and Indenture are in compliance with then applicable law, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency,


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fraudulent conveyance, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding at law or equity).

     3. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) the shares of Common Stock have been duly executed, issued and delivered as contemplated by each of the Registration Statement, the Prospectus and any prospectus supplement relating thereto and paid for in full with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreements relating thereto, assuming that the Company has available for issuance the requisite number of shares of authorized but unissued or issued but not outstanding Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable by the Company.

     4. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Restated Articles of Incorporation and Bylaws and authorized by all necessary corporate action of the Company, (ii) an amendment or statement operating as an amendment to the Restated Articles of Incorporation fixing and determining the terms of the Preferred Stock has been duly filed with the Department of State of the Commonwealth of Pennsylvania and (iii) the shares of Preferred Stock have been duly executed, issued and delivered as contemplated by each of the Registration Statement, the Prospectus and any prospectus supplement relating thereto and paid for in full with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreements relating thereto, assuming that the Company has available for issuance the requisite number of shares of authorized but unissued or issued but not outstanding Preferred Stock and that the terms of such Preferred Stock are in compliance with then applicable law, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable by the Company.

     5. When (i) the issuance, execution and delivery by the Company of the Warrants shall have been duly authorized by all necessary corporate action of the Company, (ii) the Warrant Agreement relating thereto shall have been executed and delivered by the respective parties thereto and (iii) such Warrants shall have been duly executed and delivered by the Company, countersigned by the Warrant Agent and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement or supplements relating to such Warrants


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


and the Warrant Agreements relating thereto, assuming that the terms of such Warrants and Warrant Agreements are in compliance with then applicable law and that the securities to be delivered upon exercise of such Warrants have been duly authorized to be issued upon such exercise and are available and reserved for issuance pursuant to such exercise, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding at law or equity).


     Furthermore, we advise you that:

     (a) We express no opinion concerning the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, and the federal law of the United States of America. In that connection, we note that the Indenture provides that it is governed by the laws of the State of New York. We are not familiar with those laws and express no opinion about them. With your permission, we have assumed, solely for purposes of this Opinion, that the Indenture will be governed by the laws of the Commonwealth of Pennsylvania notwithstanding its express terms. We express no opinion about what law will actually govern such agreement.

     (b) We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                            Very truly yours,


                                            /s/ DRINKER BIDDLE & REATH LLP
                                            -------------------------------
                                            DRINKER BIDDLE & REATH LLP



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